EXHIBIT 99.1

MTBC Increases 2020 Revenue Guidance

SOMERSET, N.J., July 7, 2020 (GLOBE NEWSWIRE) — MTBC, Inc. (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of cloud-based healthcare IT solutions and services, today announced that it is increasing its 2020 revenue guidance to $105 - $107 million, which represents year-over-year revenue growth of approximately 65%, while reaffirming its 2020 adjusted EBITDA guidance of $12 - $ 13 million.

“We’ve had a remarkable first half of the year and we are pleased to increase our revenue guidance, based on our recent Meridian acquisition,” said Stephen Snyder, MTBC CEO. “Moreover, we are better positioned today than ever to continue to grow our revenue and expand margins during the balance of 2020 and beyond.”

“We expect annualized revenue of approximately $130 - $135 million during the second half of 2020, which reflects our assumptions regarding a modest and temporary reduction to our normalized run rate revenue due to COVID-19,” said Bill Korn, MTBC CFO. “We expect to achieve approximately $24 - 25 million of annualized adjusted EBITDA during the second half of 2020, representing an adjusted EBITDA margin of nearly 20%. Our adjusted EBITDA during the first half of 2020 was reduced due to the CareCloud acquisition during January and COVID-19, which reduced the total number of doctor visits during March through June.”

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows, and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read press releases, and listen to interviews with management, please visit ir.mtbc.com.

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SOURCE MTBC

Forward Looking Statement

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

We cannot provide any assurances that the transaction described in this press release will be consummated, or that if consummated, it will be consummated on the terms as described in this press release.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the COVID-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps

Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

Media Inquiries:

Mike Cuesta

Chief Marketing Officer

MTBC, Inc.

mcuesta@mtbc.com